SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

June 6, 2002

AdvancePCS

(Exact Name of Registrant as Specified in Charter)

Delaware	0-21447	75-2493381
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

5215 North O’Connor Boulevard, Suite 1600, Irving, Texas	75039
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (469) 420-6000

Item 5. Other Events.

     On June 6, 2002, AdvancePCS (the “Company”) issued a press release with respect to its board of directors’ authorization of a repurchase program of up to $150 million of its outstanding shares of Class A common stock in the open market or private transactions. The Company will hold the repurchased stock as treasury shares. Currently, the Company has approximately 80 million shares of Class A common stock outstanding. The program will allow the Company to repurchase its shares from time to time and may be suspended at any time without notice. The timing and terms of purchases under the program will be determined by management based on market and business conditions and will be dependent on the availability and alternative uses of capital and other factors. The press release is attached to this Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

(c)	Exhibits

99.1	Press Release dated June 6, 2002.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCEPCS

Date: June 10, 2002	By:	/s/ David D. Halpert Name: David D. Halbert Title: Chairman of the Board and Chief Executive Officer

EXHIBIT INDEX

EXHIBIT
NUMBER	DESCRIPTION

99.1	Press Release dated June 6, 2002.